EXHIBIT 99.5

DIGITAS INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF DIGITAS INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON             ,             , 2004

The undersigned hereby constitutes and appoints Jeffrey J. Cote and Ernest W. Cloutier proxies of the undersigned, with full power of substitution in each of them, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, of Digitas Inc. (the “Company”) held of record by the undersigned as of the close of business on                 , at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held at the                                         , at local time, on             ,             , 2004, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the issuance of shares of common stock of Digitas Inc. pursuant to the Agreement and Plan of Merger, dated as of July 15, 2004, by and among Digitas Inc., Digitas Acquisition Corp. and Modem Media, Inc. In their discretion, the proxy holders are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Please promptly complete, date, sign and mail the attached proxy in the enclosed pre-addressed, postage-paid envelope. Do not return your proxy card if you are voting by telephone or the Internet.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DIGITAS INC.

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Your vote is important. Please vote immediately.

VOTE BY PHONE — TOLL FREE — 1-                 — (1-                        )

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. EDT on , 2004.

•	Please have your proxy card available and follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.                    .com

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. EDT on , 2004.

•	Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign, and date your proxy card and return it in the postage–paid envelope provided; or

•	Return it to:

Digitas Inc.

The Prudential Tower

800 Boylston street

Boston, Massachusetts 02199

If you vote by Phone or Internet, please do not mail your Proxy Form.

Please Detach Here and Mail in the Envelope Provided

☒	Please mark your votes as in this example

The Board of Directors Recommends a Vote FOR Items 1 and 2.

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of shares of common stock of Digitas Inc. pursuant to the Agreement and Plan of Merger, dated as of July 15, 2004, by and among Digitas Inc., Digitas Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Digitas Inc. and Modem Media, Inc., a Delaware corporation.	☐	☐	☐

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Digitas common stock pursuant to the Agreement and Plan of Merger referenced above.	☐	☐	☐

In their discretion, the proxy holders are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

Please be sure to sign and date this proxy.

Stockholder(s) Signature:                                               Dated:                            , 2004

NOTE: Please sign name exactly as shown here. If more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, indicating title or authority.

PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.